Exhibit 3.1(c)

Certificate No. B-[•]	ORION ACQUISITION CORP. II	**[•]** Shares

Series B Convertible Preferred Stock

(par value $0.01 per share)

THIS CERTIFIES THAT **[•]** is the record holder of **[•] ([•])** shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of ORION ACQUISITION CORP. II, a Delaware corporation (the “Company”), transferable only on the share register of the Company, in person or by duly authorized attorney, and upon surrender of this certificate (the “Certificate”) properly endorsed or assigned.

This Certificate, and the shares represented by this Certificate (the “Shares”), shall be held subject to all of the provisions of the Restated Certificate of Incorporation and the Bylaws of said Company, in each case together with any amendments thereto, respectively (together, the “Charter Documents”); and by the holder’s acceptance of this Certificate, the holder of this Certificate assents to all provisions of said Charter Documents. The Shares represented by this Certificate are subject to the legends affixed to the reverse side of this Certificate.

The Company is authorized to issue shares of two (2) classes of capital stock, par value $0.01 per share, of the Company, shares of Common Stock and shares of Preferred Stock (the “Common Stock” and the “Preferred Stock”, respectively, and together, the “Authorized Capital Stock”). A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of Authorized Capital Stock and upon the respective holders thereof, as established by the Charter Documents, may be obtained by any stockholder of the Company upon request at the principal office of the Company; and the Company shall furnish to any stockholder of the Company, upon request and without charge, a copy of such statement.

The Shares represented by this Certificate shall be convertible into shares of Common Stock only in accordance with the applicable provisions of the Charter Documents.

IN WITNESS WHEREOF, the authorized officers of the Company have executed this Certificate on this 17th day of December, 2004.

Bradley Bugdanowitz, Assistant Secretary	David T. Hung, President

FOR VALUE RECEIVED ____________________________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO _____________________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _________________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

(Signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

NEITHER THE SHARES OF SERIES B PREFERRED STOCK NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF (TOGETHER, THE “SECURITIES”) REPRESENTED BY THIS CERTIFICATE, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.